
Internal Audit Dept.
Osaka Branch Office
Board of Statutory Auditors
Statutory Auditors
System Planning Dept.
Investors Relations Dept.
Corporate Planning Dept.
Board of Directors
Internal Control Dept.
Operations Control Div.
Accounting Dept.
Chairman of the Board
Finance Dept.
General Affairs Dept.
President
Human Resources Dept.
Real Estate Finance Dept.
Central Office Sales Dept.
Sales Dept.
Sales & Marketing Control Div.
Business Development Dept.
Western Japan Investigation Dept.
Eastern Japan Investigation Dept.
Credit Screening Dept.